UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 17, 2022
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01        Regulation FD Disclosure

On October 17, 2022, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release announcing that it has completed its previously announced acquisition of the Roughrider uranium development project (“Roughrider” or the “Project”) located in the Athabasca Basin in Saskatchewan, Canada (the “Transaction”) from a subsidiary of Rio Tinto plc (“Rio Tinto”).

Under the terms of the Transaction, Rio Tinto has now received $80 million in cash and 17,805,815 UEC common shares, valued at $70 million based on the 5-day VWAP of $3.93 per UEC share as of October 7, 2022. The cash component of the Transaction was funded using UEC’s existing balance sheet, and post-closing UEC has no debt and $93 million of cash and liquid assets.

Amir Adnani, President and CEO of UEC, stated: “We are pleased to welcome Rio Tinto as a new shareholder and value their vote of confidence in choosing to complete this transaction with UEC. With the acquisitions of Uranium One Americas, UEX and now Rio Tinto’s Roughrider project, we have created an unrivalled, pure play uranium company. Our two-pronged approach combines best in-class 1) U.S. ISR production, and 2) Canadian high-grade conventional pipeline. We see unprecedented growth taking place in nuclear energy and growing demand for uranium, driven by net-zero goals and global decarbonization initiatives. With this backdrop, UEC offers un-encumbered and un-hedged exposure for investors and is positioned as a reliable supplier of uranium to western utilities with the largest diversified North American focused projects and resources.”

Mr. Adnani continued: “By acquiring Roughrider, UEC has achieved critical mass in Eastern Athabasca basin to pursue stand-alone production plans. The 100% owned Roughrider project will anchor our Canadian high-grade conventional business and allow us to unlock value from the portfolio recently acquired from UEX. Leveraging the first-tier ESG, geotechnical and permitting work completed by Rio Tinto since 2012, we now look forward to continuing to advance Roughrider along its development path. This includes completion of a S-K 1300 technical report, review and progress on permitting requirements, and the commencement of a study on production plans.”

Roughrider Acquisition Rationale and Highlights:

●
World-class Project in a Premier Uranium Mining Jurisdiction: Development-stage Roughrider Project has a non-current, historic resource of 58 million lbs at an average grade of 4.73% U3O8 situated in the eastern Athabasca Basin of Canada, where 10% of global uranium production was sourced in 2021.(1)(2)

●
Unlocking Value and Immediate Synergies with Recent UEX Acquisition: Roughrider will be a 100% owned cornerstone asset, that when combined with recently acquired UEX Corporation ("UEX") projects in the eastern Athabasca, positions UEC with a critical mass of resources to enhance future production plans. Recently acquired and nearby UEC projects to Roughrider include Raven-Horseshoe, Hidden Bay and Christie Lake.

●	Scaling up in Canada's High-Grade Athabasca Basin: After Cameco and Orano, UEC now controls the largest diversified resource base, hosted in multiple assets, in Canada's Athabasca Basin.

●
Infrastructure, Nearby Operations and Long-Standing Uranium History: There are over 20 uranium deposits, five current and historically producing mines, and two uranium mills within a 100 km distance from Roughrider, providing excellent infrastructure for future development, including all-weather roads, an all-weather airstrip within seven km and robust electrical grid access, primarily generated from renewable hydroelectric power sources.(3)

●
Leveraging a Decade of Development Work on a Path to Production: Since acquiring Roughrider in 2012, Rio Tinto, one of the world's largest and most experienced mine builders, advanced substantial pre-production and environmental baseline work. The work includes completion of dedicated geotechnical drilling, shaft vs. decline modelling, establishment of hydrogeological monitor wells, terrestrial and aquatic environmental assessments, heritage assessments, species at risk, and conceptual reclamation plan. This provides a strong foundation and substantial value for completion of upcoming technical reports, efficiently moving the Project forward to a production decision.(4)

●
Strong ESG Foundation: Starting from the environmental baseline work and ESG initiatives established by Rio Tinto, UEC intends to continue to develop and apply high industry standards in stakeholder engagement, safety, and environmental stewardship. UEC looks forward to engaging with local communities and other stakeholders in the Athabasca Basin in developing this Project for the benefit of future generations.

Notes:
1.	Subject to the completion of S-K 1300 technical report summary by UEC after closing.
2.	World Nuclear Association – World Uranium Mining Production and Largest Producing Uranium Mines in 2021.
3.	Cameco Corporation 2021 ESG Report, SaskPower System Map accessible at https://www.saskpower.com
4.	Saskatchewan Environment Publication 2013-014, “Rio Tinto – Roughrider Advanced Exploration Program”, accessible at http://www.environment.gov.sk.ca/2013-014EISMainDoc

The technical information in this news release has been reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, being a Qualified Person under Item 1302 of Regulation S-K.

Advisors and Counsel

Rothschild & Co and BMO Capital Markets acted as financial advisor to UEC in connection with the Transaction. McMillan LLP acted as legal advisor to UEC.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro forma Financial Information

Not applicable.

(c)	Shell Company Transaction

Not applicable.

(d)	Exhibits

Exhibit	Description
99.1	News Release dated October 17, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: October 17, 2022.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer